UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 4, 2016

Aéropostale, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31314 (Commission File Number)	31-1443880 (IRS Employer Identification No.)

112 West 34th Street, 22nd Floor, New York, New York 10120
(Address of principal executive offices, including Zip Code)

(646) 485-5410
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01.  Entry into a Material Definitive Agreement.

The information set forth below in Item 1.03 of this Current Report on Form 8-K (this “Form 8-K”) regarding the DIP Credit Agreement (as defined below) is incorporated herein by reference.

Item 1.03.  Bankruptcy or Receivership.

Chapter 11 Filing

On May 4, 2016 (the “Petition Date”), Aéropostale, Inc. (the “Company”) and each of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the Southern District of  New York (the “Bankruptcy Court”) seeking relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). The Chapter 11 cases are being administered jointly under the caption “In re Aéropostale, Inc., et al.”, Case No. 16-11275 (the “Chapter 11 Cases”). The Debtors continue to operate their businesses and manage their properties as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

DIP Credit Agreement

In connection with the Chapter 11 Cases, the Debtors filed motions seeking Bankruptcy Court approval of debtor-in-possession financing on the terms set forth in that certain Secured Superpriority Debtor-in-Possession Loan, Security and Guaranty Agreement, dated as of May 4, 2016 (the “DIP Credit Agreement”), by and among the Company, as borrower, certain Debtors as guarantors, the lenders party thereto from time to time, and Crystal Financial LLC (“Crystal”), as administrative agent and collateral agent. The DIP Credit Agreement provides for a senior secured, super-priority credit facility, comprised of a $75 million term loan facility and $85 million revolving facility (collectively, the “DIP Financing”), each of which is subject to an asset based borrowing base formula and reserves.  The DIP Financing will become available upon the satisfaction of certain customary conditions precedent thereto, including the entry of an order of the Bankruptcy Court approving the DIP Financing on an interim basis. On May 5, 2016, the Bankruptcy Court granted approval to the Company to draw $100 million in interim financing from the DIP Financing, a portion of which was used to repay the Prepetition ABL (as defined below).

The Debtors anticipate using the proceeds of the DIP Financing primarily for (i) purposes permitted by orders of the Bankruptcy Court, including refinancing the Prepetition ABL Facility (as defined below) and ongoing debtor-in-possession working capital purposes, (ii) the payment of fees, costs and expenses, and (iii) other general corporate purposes, in each case, only to the extent permitted under applicable law, the DIP Credit Agreement, the orders of the Bankruptcy Court, and in accordance with the approved DIP budget.

The maturity date of the DIP Financing is the earliest of (a) 12 months after the closing date, (b) the effective date of a plan of reorganization, (c) the closing of a sale of all or substantially all of the assets of the Borrowers pursuant to section 363 of the Bankruptcy Code and (d) upon the occurrence of the acceleration of the outstanding obligations thereunder following an event of default.

Interest on the outstanding principal amount of revolving loans under the DIP Credit Agreement shall be payable monthly in arrears at a per annum rate equal to LIBOR plus 5.0%. The following additional fees apply: the Company shall pay to Crystal an underwriting fee equal to 5.00% of the aggregate principal amount of the DIP Financing, an arrangement fee equal to 0.25% of the principal amount of the DIP Financing, an unused facility fee of 0.375% of the unused portion of the revolver and a monthly agent’s fee of $7,500.

Subject to certain exceptions, the DIP Financing will be secured by a superpriority perfected security interest in substantially all of assets of the Company and the guarantors. The security interests and liens are subject to certain carve outs and permitted liens, as set forth in the DIP Credit Agreement. The DIP Financing is subject to certain covenants, including, without limitation, those related to the incurrence of additional debt, liens, the Borrowers’ failure to comply with the approved budget (subject to certain permitted variances), minimum excess availability and certain bankruptcy-related covenants and milestones, in each case as set forth in the DIP Credit Agreement. The DIP Financing is subject to certain prepayment events and certain events of default, including, without limitation, payment defaults, in each case as set forth in the DIP Credit Agreement.

The foregoing description of the DIP Financing does not purport to be complete and is qualified in its entirety by reference to the DIP Credit Agreement, filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.03 of this Form 8-K regarding the DIP Financing is incorporated herein by reference.

Item 2.04.  Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The commencement of the Chapter 11 Cases constitutes an event of default that accelerated the obligations under the following debt instruments (collectively, the “Debt Documents”). Any efforts to enforce such payment obligations under the Debt Documents are automatically stayed as a result of the filing of the Chapter 11 Cases and the holders’ rights of enforcement in respect of the Debt Documents are subject to the applicable provisions of the Bankruptcy Code.

•	Third Amended and Restated Loan and Security Agreement, dated as of September 22, 2011, as amended from time to time (the “Prepetition ABL Facility”), among the Company, the certain subsidiaries of the Company as guarantors, Bank of America N.A., and the lenders party thereto, related to $73.4 million outstanding aggregate principal amount of revolving loans and letters of credit.

•	Loan and Security Agreement dated as of May 23, 2014 by and among the Company, the guarantors party thereto, the lenders party thereto, and Aero Investors LLC, as agent, related to an aggregate principal amount of $151.25 million, split among two tranches: $101.25 million in Tranche A and $50 million in Tranche B.

Item 2.05. Costs Associated with Exit or Disposal Activities.

On May 4, 2016, the Company announced that as a part of effort to position the Company for long-term success, it is reviewing its leases and other contracts to ensure they are competitive with current market dynamics.  The Company announced the closure of 113 U.S. Aéropostale locations, as well as all 41 stores in Canada.  The Company estimates that it will incur pre-tax restructuring and impairment charges related to these actions totaling approximately $60 million to $70 million through the second quarter of fiscal 2016, which includes approximately $44 million to $56 million of future cash expenses.

An estimated $14 million to $16 million of the charges relate to fixed asset impairments resulting primarily from the expected store closures, which are expected to be recorded during the first quarter of fiscal 2016. Approximately $3 million of the charges relate to additional severance resulting from the store closures, which are expected to be recorded during the second quarter of fiscal 2016. The remainder of the charges relate to estimated lease costs in conjunction with the store closures, which are expected to be recorded during the second quarter of fiscal 2016. The amounts of these costs and charges are preliminary and remain subject to change, pending, among other factors, the outcome of negotiations with third parties. Total charges, actual savings and timing may vary positively or negatively from these estimates due to changes in the scope, underlying assumptions or execution risk of the exit and disposal activities throughout its duration.

Item 7.01.  Regulation FD Disclosure.

The Company cautions that trading in the Company’s securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by the holders of the Company’s securities in the Chapter 11 Cases.  The Company expects that its equity holders could experience a significant or complete loss on their investment, depending on the outcome of the Chapter 11 Cases.

Additional information on the Chapter 11 Cases, including access to documents filed with the Bankruptcy Court, can be accessed at https://cases.primeclerk.com/aeropostale/Home-DocketInfo (the site of the court-appointed claims agent), or www.nysb.uscourts.gov, the official Bankruptcy Court website.

A copy of the press release dated May 4, 2016 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information set forth in Item 7.01 of this Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section.  The information in Item 7.01 of this Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing.

Item 8.01.  Other Events.

As previously reported, the Company’s common equity was delisted from the New York Stock Exchange on April 21, 2016 and on April 22, 2016 began trading on the OTCQX® Best Market under the symbol “AROP.”  In connection with the Chapter 11 Cases, as of May 5, 2016, the Company’s common equity was transferred to the Pink market, operated by OTC Markets Group Inc.

Cautionary Note Regarding Forward-Looking Statements

This Form 8-K includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this filing that address activities, events or developments that the Company expects, believes, targets or anticipates will or may occur in the future are forward-looking statements. The Company’s actual results may differ materially from those anticipated in these forward-looking statements as a result of certain risks and other factors which could include the following: risks and uncertainties relating to the Chapter 11 Cases, including but not limited to, the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 Cases, the effects of the Chapter 11 Cases on the Company and on the interests of various constituents, Bankruptcy Court rulings in the Chapter 11 Cases and the outcome of the Chapter 11 Cases in general, the length of time the Company will operate under the Chapter 11 Cases, risks associated with third-party motions in the Chapter 11 Cases, the potential adverse effects of the Chapter 11 Cases on the Company’s liquidity or results of operations and increased legal and other professional costs necessary to execute the Company’s reorganization; the DIP Financing is subject to certain conditions, which conditions may not be satisfied for various reasons, including for reasons outside of the Company’s control; the impact of and ability to successfully implement store closures and to right-size store footprint; the Company’s ability to implement operational improvement efficiencies; successful implementation of our two-chain factory, mall strategy and merchandise repositioning; uncertainty associated with evaluating and completing any strategic or financial alternative as well as the Company’s ability to implement and realize any anticipated benefits associated with any alternative that may be pursued; the consequences of the acceleration of our debt obligations; the Company’s liquidity and ability to continue as a going concern; the Company’s ability to generate or obtain from external sources sufficient liquidity for operations and debt service; the impact of the failure of a key vendor to deliver merchandise in accordance with our contemplated arrangement and the Company’s ability to come to a resolution with this vendor or to obtain alternative sourcing in a timely manner; risks associated with any default under our debt agreements; risks associated with our ability to make payments on and to repay or refinance the Company’s debt or generate sufficient cash; risks associated with the inability to access sufficient liquidity; as well as other risk factors set forth in the Company’s Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. The Company therefore cautions readers against relying on these forward-looking statements. All forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and, except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Secured Superpriority Debtor-in-Possession Loan, Security and Guaranty Agreement, dated as of May 4, 2016

99.1	Press release, dated May 4, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 6, 2016

AÉROPOSTALE, INC.

/s/ Marc G. Schuback
Name: Marc G. Schuback
Title: Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Exhibit

10.1	Secured Superpriority Debtor-in-Possession Loan, Security and Guaranty Agreement, dated as of May 4, 2016

99.1	Press release, dated May 4, 2016